EXHIBIT 32

               CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Universal Insurance Holdings, Inc. ("Company") on Form 10-QSB for the quarter ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof ("Report"), the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.


Date:  August 15 2005            By: /s/ Bradley I. Meier
                                     --------------------
                                 Name: Bradley I. Meier
                                 Title:   President and Chief Executive Officer

         In connection with the Report, the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.


Date:  August 15, 2005           By: /s/ James M. Lynch
                                     ------------------
                                 Name: James M. Lynch
                                 Title:   Chief Financial Officer